Exhibit 99(10)

Consent of Independent Registered Public Accounting Firm

The Board of Directors of

National Security Life and Annuity Company and

Contract Owners of National Security Variable Account N:

We consent to the use of our report, dated April 5, 2017, on National Security Variable Account N’s financial statements included herein, and to the reference to our firm under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information in post-effective amendment no. 14 to File No. 333-164068 on Form N-4.

/s/ KPMG LLP

Columbus, Ohio

April 24, 2017

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholder
National Security Life and Annuity Company:

We consent to the use of our report, dated April 11, 2017, on National Security Life and Annuity Company's financial statements included herein, and to the reference to our firm under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information on Form N-4.

/s/ KPMG LLP

Columbus, Ohio

April 24, 2017